Exhibit 10.2.1
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December 30, 2005

To All Option Holders:

Please be advised that the exercise date for the option to purchase shares of our common stock that was originally issued to Fort Street Equity, Inc. on July 25, 2004, with an expiration date of December 31, 2005, has now been extended to March 31, 2006.

Very truly yours,

FIT FOR BUSINESS INTERNATIONAL, INC.

BY: s/s Mark A.Poulsen
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  MARK A. POULSEN
  CEO and PRESIDENT